UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2026

Latch, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 N Price Road, Suite 2, Olivette, MO 63132

(Address of principal executive offices, Including Zip Code)

(314) 200-5218

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Form of Award Agreements

On June 12, 2026 (the “Effective Date”), the Compensation Committee of the Board of Directors (the “Board”) of Latch, Inc. (the “Company”) adopted an updated form of restricted stock unit grant notice and agreement (the “RSU Agreement”), an updated form of stock option grant notice and agreement (the “Stock Option Agreement”), and a new form of common stock grant notice and agreement (the “Common Stock Agreement”) (collectively, the “Award Agreements”) under the Company’s 2021 Incentive Award Plan (the “2021 Plan”). These forms may be used for equity awards granted to the Company’s executive officers, including its named executive officers, and constitute material compensatory plans or arrangements within the meaning of Item 5.02(e) of Form 8-K.

The RSU Agreement and the Stock Option Agreement provide for the grant of restricted stock units (“RSUs”) and stock options, respectively, of the Company that may be subject to vesting over time. The vesting of the RSUs and stock options is subject to the grantee’s continued employment or service through the vesting date of such equity awards.

The RSU Agreement and Stock Option Agreement permit the Compensation Committee or the Board to designate a vesting commencement date that precedes the grant date for purposes of calculating vesting, while maintaining the actual grant date for all other purposes, including determining fair market value.

The Award Agreements set forth the terms and conditions applicable to equity awards granted under the 2021 Plan, including vesting conditions, exercisability, settlement, forfeiture, transfer restrictions, and related rights and obligations of the award recipients. In addition, the RSU Agreement and the Stock Option Agreement include the following modifications to the prior forms adopted by the Board:

•	The timing and mechanics of settlement of the awards are revised and intended to comply with the short-term deferral exemption under Section 409A of the Internal Revenue Code permitting the Company to delay settlement or delivery of shares where necessary to comply with applicable law, securities law requirements or stock exchange listing standards;
•	Expanded permitted methods to satisfy applicable tax withholding obligations, including net share withholding and other Company-approved methods permitted under the 2021 Plan; and
•	Additional administrative procedures relating to the settlement of awards following a participant’s termination of service.

The RSU Agreement and the Stock Option Agreement also include various administrative, clarifying, and conforming revisions. Copies of the RSU Agreement, the Stock Option Agreement, and the Common Stock Agreement are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Award Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits. Except as expressly described above, the 2021 Plan remains unchanged and in full force and effect. The Award Agreements are subject to the terms and conditions of the 2021 Plan, which was previously filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2025, and is incorporated herein by reference.

RSU Grants to Executives

On June 12, 2026, the Compensation Committee of the Board approved grants of time-based restricted stock units under the Company’s 2021 Plan to Dave Lillis, the Company’s Principal Executive Officer, Jeff Mayfield, the Company’s Principal Financial Officer, and Ryan Salmons, the Company’s Chief Product and Technology Officer. These individuals are executive officers of the Company, and the awards therefore constitute material compensatory arrangements reportable under Item 5.02(e) of Form 8-K.

Mr. Lillis, Mr. Mayfield, and Mr. Salmons were granted 968,179, 130,000, and 500,000 RSUs, respectively (the “Executive RSUs”). The grant-date fair values of the awards for Mr. Lillis, Mr. Mayfield, and Mr. Salmons were approximately $193,636, $26,000, and $100,000, respectively, based on the closing price of the Company’s common stock on the grant date. For vesting purposes only, Mr. Lillis’ RSU award has a vesting commencement date of July 13, 2023 and 887,497 shares of his award were vested as of the grant date; Mr. Mayfield’s RSU award has a vesting commencement date of September 5, 2023 and 119,167 shares of his award were vested as of the grant date; and Mr. Salmons’ RSU award has a vesting commencement date of December 31, 2024 and 208,333 shares of his award were vested as of the grant date. However, the grant date for the Executive RSUs is used for all other purposes, including determining fair market value. The Compensation Committee approved these vesting commencement dates to reflect service provided by each executive following such executive’s hire or promotion, during which period the Company was unable to grant equity awards because its registration statement on Form S-8 was suspended. As a result of this vesting structure, as noted above, a portion of each executive’s Executive RSUs vested on the grant date, representing the amount that would have vested between the applicable vesting commencement date and the grant date if the award had been granted on the vesting commencement date. The remaining portion of each executive’s Executive RSUs will vest in substantially equal quarterly installments over the remainder of a three-year vesting period, subject to the executive’s continued service through each applicable vesting date.

The Executive RSUs were granted pursuant to the 2021 Plan and the RSU Agreement. Copies of the RSU Agreements for Mr. Lillis, Mr. Mayfield, and Mr. Salmons are filed as Exhibits 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Executive RSUs does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Form of Restricted Stock Unit Grant Notice and Agreement

10.2	Form of Stock Option Grant Notice and Agreement

10.3	Form of Common Stock Grant Notice and Agreement

10.4	Restricted Stock Unit Grant Notice and Agreement - Chief Executive Officer (Dave Lillis)

10.5	Restricted Stock Unit Grant Notice and Agreement - Chief Financial Officer (Jeff Mayfield)

10.6	Restricted Stock Unit Grant Notice and Agreement - Chief Product and Technology Officer (Ryan Salmons)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	June 17, 2026	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Chief Strategy & Legal Officer